UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2013
MERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)
48084-7186
(Zip code)
Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

As previously disclosed, on May 3, 2013, the Board of Directors of Meritor, Inc. (“Meritor”) appointed Ivor J. Evans as Executive Chairman of the Board and Interim Chief Executive Officer and President and announced that Charles G. McClure, Jr., formerly Chairman, Chief Executive Officer and President, has left Meritor effective May 3, 2013.

On May 6, 2013 Mr. Evans confirmed that Meritor was reaffirming its three-year strategy, M2016, which is focused on improving EBITDA margins, reducing net debt, and driving incremental revenue. Further details of such strategy are set forth in the presentation that accompanied Meritor's April 30, 2013 earnings conference call, which is posted on the Meritor website (www.meritor.com). The company also reaffirmed its fiscal 2013 guidance as set forth in Meritor's press release dated April 30, 2013.

The information in item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITOR, INC.

By:	/s/ Vernon G. Baker, II
Vernon G. Baker, II
Senior Vice President and General Counsel

Date: May 6, 2013